Exhibit (10)(k)

                        PURCHASE AND ASSUMPTION AGREEMENT

                           dated as of August 18, 1995

                                     between

                                NATWEST BANK N.A.

                                       and

                        CITY NATIONAL BANK OF NEW JERSEY








                            Relating to the branch of
                                NatWest Bank N.A.
                                   located in
                               Newark, New Jersey

                                TABLE OF CONTENTS

                                    ARTICLE I
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

         Section

         1.01     Effective Date...............................................1
         1.02     Transfer of Assets and Consideration Therefor................1
         1.03     Purchase of Account Loans and Loans; Servicing Agreement;
                  Post Closing Adjustment......................................2
         1.04     Obligations of the Seller on the Effective Date..............3
         1.05     Operating Agreements.........................................4
         1.06     Assignment and Assumption Agreement..........................5
         1.07     Certain Transitional Matters.................................5
         1.08     Indemnification..............................................5
         1.09     Prorata Adjustment of Branch Expenses........................6
         1.10     Taxes....................................................... 6
         1.11     IRAs and Keogh Plans.........................................7
         1.12     Notices Regarding Operating Agreements.......................7
         1.13     Consents to Transfer of Operating Agreements.................7
         1.14     Notice to Branch Customers...................................7
         1.15     ATM Machine..................................................7

                                   ARTICLE II
             REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE SELLER

         2.01     Corporate Organization and Powers............................7
         2.02     No Violation.................................................7
         2.03     Corporate Authority; Governmental Consents...................8
         2.04     Binding Effect; Enforceability...............................8
         2.05     Governmental Notices.........................................8
         2.06     Finders or Brokers...........................................8
         2.07     Deposit Liabilities..........................................8
         3.02     No Violation.................................................8
         3.03     Corporate Authority; Governmental Consents...................9
         3.04     Binding Effect; Enforceability...............................9
         3.05     Governmental Notices.........................................9
         3.06     Finders or Brokers...........................................9

                                   ARTICLE IV
                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

         4.01     Continuation of Business; Compliance with Law................9

                                    ARTICLE V
                         CLOSING OBLIGATIONS OF PARTIES
                        PRIOR TO AND AFTER EFFECTIVE DATE

         5.01     Time and Place of Closing....................................9
         5.02     Full Access..................................................9
         5.03     Requirements of Regulatory Authorities......................10
         5.04     Application for Approval to Effect Purchase of
                  Assets and Assumption of Liabilities and to Operate Branch..10
         5.05     No Use of Seller's Name; Change of Name at the Branch.......10
         5.06     Further Assurances; Payment of Title and Real Estate
                    Transfer Costs............................................10
         5.07     Right to Intervene..........................................10
         5.08     Retained Assets.............................................10
         5.09     Tax Allocation..............................................10
         5.10     [Intentionally Omitted].....................................10

                                   ARTICLE VI
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         6.01     Representations and Warranties True; Obligations Performed..11
         6.02     Transfer Documents; Payment of Net Consideration............11
         6.03     Evidence of Corporate Action; Status Certificate............11
         6.04     Opinion of Seller's Counsel.................................11

                                   ARTICLE VII
                     CONDITIONS TO THE SELLER'S OBLIGATIONS

         7.01     Representations and Warranties True; Obligations Performed..11
         7.02     Assignment and Assumption Agreement; Bulk Assignment of
                    Loans.....................................................12
         7.03     Evidence of Corporate Action: Status Certificate............12
         7.04     Opinion of Purchaser's Counsel..............................12

                                  ARTICLE VIII
               CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS

         8.01     Approval of Governmental Authorities........................12
         8.02     Absence of Litigation.......................................12

                                   ARTICLE IX
                                   TERMINATION

         9.01     Methods of Termination......................................12
         9.02     Automatic Termination.......................................12
         9.03     Procedure Upon Termination; Effect of Termination...........12

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         10.01    Confidentiality.............................................13
         10.02    Hiring of Employees.........................................13
         10.03    Amendment and Modification; Entire Agreement................14
         10.04    Successors and Assigns......................................14
         10.05    Counterparts................................................14
         10.06    Headings....................................................15
         10.08    Payment of Expenses.........................................15
         10.09    Choice of Law; Jurisdiction; Consent to Arbitration.........15
         10.10    Addresses for Notice etc....................................16
         10.11    No Third Party Beneficiaries................................16
         10.12    Public Announcements........................................16

Schedules

Schedule 1 Schedule of Real Estate Encumbrances Relating to the Real Estate and Other Assets(Section 1.02(a)(i))

Schedule 2 Schedule of Furniture, Fixtures and Equipment to be sold to the Purchaser (Section 1.02(a)(ii))

Schedule 3 Schedule of Furniture, Fixtures and Equipment to be retained by Seller (Section 1.02(a)(ii))

Schedule 4 Schedule of Rights and Preferences of the Preferred Stock (Section 1.02(b))

Schedule 5        Schedule of Operating Agreements (Section 1.02(c))

Schedule 6        Schedule of Deposit Liabilities (Section 1.02(c))

Schedule 7        Schedule of Account Loans (Section 1.03(a))

Schedule 8        Schedule of Loans (Section 1.03(a))

Schedule 9        Schedule of Excluded Employees (Section 10.02(a))

Exhibits

Exhibit A         Form of Servicing Agreement (Section 1.03(a))

Exhibit B         Form of Bill of Sale (Section 1.04(b)(i))

Exhibit C         Form of Deed (Section 1.04(b)(ii))

Exhibit D-1       Form of Bulk Assignment of Loans (Section 1.04(b)(iii))

Exhibit D-2       Form of Assignment of Mortgage (Section 1.04(d))

Exhibit E         Form of Assignment and Assumption Agreement (Section 1.06)

Exhibit F-1       Form of Seller's Compliance Certificate (Section 6.01(c))

Exhibit F-2       Form of Seller's Counsel Opinion (Section 6.04)

Exhibit G-1       Form of Purchaser's Compliance Certificate (Section 7.01(c))

Exhibit G-2       Form of Purchaser's Counsel Opinion (Section 7.04)

                        PURCHASE AND ASSUMPTION AGREEMENT
                               (Southside Branch)

                  AGREEMENT made as of the 18th day of August, 1995, between NatWest Bank N.A., a national banking association having its principal office at 10 Exchange Place Centre, Jersey City, New Jersey 07302 (the "Seller") and City National Bank of New Jersey, a national banking association having its principal office at 900 Broad Street, Newark, New Jersey 07102 (the "Purchaser");

                  WHEREAS, the Seller wishes to sell substantially all of the assets of the branch office operated by it at 1074-1080 Bergen Street, Newark, New Jersey (the "Branch") and to transfer certain liabilities relating to the operations of the Branch; and

                  WHEREAS, the Purchaser wishes to buy such assets and assume Such liabilities;

                  NOW, THEREFORE, IN CONSIDERATION of the premises, of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                                    ARTICLE I

                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

        1.01      Effective Date.

                  Except as otherwise provided herein, the closing date (hereinafter termed the "Effective Date") shall be the date on which the closing (the "Closing") of this transaction shall occur, which shall be a Friday and shall be a date mutually acceptable to the Seller and the Purchaser, within five
(5) business days after the date on which all of the conditions set forth in this Agreement shall have been satisfied or shall have been waived, or such other time or date as the parties hereto may specify by agreement set forth in writing, but not less than thirty (30) days after the date the Office of the Comptroller of the Currency (the "OCC") or any other legally required regulatory authority approves the transactions contemplated herein, or such fewer number of days as required by such regulatory approval. The transfer of assets and assumption of liabilities of the Branch, as set forth in this Agreement, shall become effective, and the risk of loss in respect thereof shall pass to the Purchaser, as of the close of business of the Branch on the Effective Date.

        1.02      Transfer of Assets and Consideration Therefor.

                  (a) Subject to the terms and conditions of this Agreement, Seller will sell, assign, transfer, convey and deliver to the Purchaser, on the Effective Date:

(i) all of its right, title and interest in the real estate pertaining to the Branch which is described on Schedule I attached hereto and made a part of this Agreement, together with all improvements thereon and subject to the encumbrances set forth and described on Schedule 1 (the "Real Estate");

(ii) all of its right, title and interest in and to the furniture, fixtures and equipment located at the Branch and used in the operation of the Branch, which is set forth on Schedule 2 attached hereto, other than the furniture, fixtures and equipment specified in Schedule 3 attached hereto (the furniture, fixtures and equipment transferred by the Seller to the Purchaser pursuant to this Agreement are collectively the "Furniture and Fixtures");

(iii) all of its right, title and interest in, to and under the Account Loans and the Loans (as defined herein); and

(iv) cash (including, cash on hand at the Branch on the Effective Date) in an amount sufficient to further and fully offset the Liabilities (as defined herein) assumed by the Purchaser after giving effect to the offset of such Liabilities as more fully set forth in Section 1.04(c) hereof. (The assets referred to in clauses (ii) through (iv) above are hereinafter collectively, the "Other Assets").

                  (b) On the Effective Date, subject to the terms and conditions of this Agreement, in consideration for the aforesaid sale of the Real Estate, there will be issued to the Seller or its designee, 20 shares of non-voting preferred stock (the "Preferred Stock") in City National Bancshares Corporation (the "Issuer") having the rights and preferences set forth on Schedule 4 attached hereto and valued at $500,000 (the "Real Estate Consideration"), which in all respects shall be satisfactory to the Seller. The Purchaser heretofore has made an inspection of' and has requested that the Seller make certain repairs at, the Branch. In lieu of such repairs, on the Effective Date, the Seller shall make available to the Purchaser cash in the amount of $115,000 (the "Repairs Cash") to be used by the Purchaser to make Branch repairs after the Effective Date. The Seller makes no representation or warranty of any kind, express or implied, regarding the condition of the Branch or the Real Estate. Additionally, the Purchaser's indemnity obligations set forth in Section 1.08(b) hereof shall include, without limitation, any loss incurred by the Seller as a result of the Purchaser's failure to make Branch repairs or maintain the Branch in compliance with all applicable laws, rules and regulations.

                  (c) On the Effective Date, subject to the terms and conditions of this Agreement, and in consideration for the sale of the Other Assets (i) the Purchaser will assume and agree to pay, perform and discharge all deposit liabilities (as defined herein) of the Seller which are reflected on the books and records of the Seller as deposit liabilities of the Branch on the Effective Date including, without limitation, interest accrued on the deposit liabilities as of the Effective Date together with the obligation to pay interest in respect of the deposit liabilities from and after the Effective Date; and (ii) the Purchaser will assume and thereafter fully and timely perform and discharge all of the liabilities and obligations of the Seller with respect to the Real Estate, the Other Assets, the Branch and all agreements relating thereto including, without limitation, agreements relating to the deposit liabilities (as defined below) and all leases and other agreements (collectively, the "Operating Agreements") listed on Schedule 5 attached hereto (the liabilities and obligations described in this subsection (c) together with the Deposit Liabilities (as defined below) are collectively, the "Liabilities").

                  As used in this Agreement, the term "Deposit Liabilities" shall mean (i) all demand deposits, negotiable order of withdrawal accounts and other transaction accounts reflected on the books and records of the Seller relating to the Branch, not including certified checks, money orders and other official cashier or teller checks which are outstanding and unpaid as of the Effective Date, (ii) all time and savings deposits, including money market deposit accounts, statement savings accounts, deposits maintained in connection with IRAs and Keogh Plans (except as excluded pursuant to Section 1.11 hereof, certificates of deposit, and escrow or rental security deposits reflected on the books and records of the Seller relating to the Branch, other than escrow or rental security deposits relating to loans or other assets not assumed by the Purchaser, (iii) all liabilities for unpaid interest accrued in accordance with generally accepted accounting principles on any of the Deposit Liabilities listed above together with the obligation to pay interest in respect of such Deposit Liabilities from after the Effective Date, and (iv) all uncollected items included in depositors' balances and credited on the books and records of the Seller relating to the Branch subject to final collection; provided, that the term "Deposit Liabilities" shall not include any deposit relating to a loan originating at the Branch which is not transferred to the Purchaser pursuant to this Agreement. The Deposit Liabilities shall have an aggregate value as of the Effective Date as set forth on Schedule 6 hereto.

                  (d) The Purchaser shall obtain the benefit of and shall bear the risk of all items (as defined herein) relating to the Deposit Liabilities which are in transit as of the close of business on the Effective Date. As used in this Agreement, the term "items" shall have the meaning ascribed thereto in
Article 4 of the New Jersey Uniform Commercial Code.

         1.03 Purchase of Account Loans and Loans; Servicing Agreement; Post Closing Adjustment.

                  (a) The Purchaser shall have the option to purchase on the Effective Date certain loans reflected on the books and records of the Seller. Such loans shall consist of: (i) loans of the Seller (whether or not reflected on the books and records of the Seller as originating at the Branch) which are secured by Deposit Liabilities maintained at the Branch and set forth on
Schedule 7 attached hereto; (ii) loans reflected on the books and records of the Seller as originating at the Branch created by writing a check or similar instrument on a deposit account maintained at the Branch with respect to which the Seller has established a line of credit and creating an overdraft on such deposit account and set forth on Schedule 7 (the loans referred to in clause (i) and (ii) above are hereinafter collectively, the "Account Loans"); (iii) loans which are more fully described on Schedule 8 attached hereto (the "Special Loans"); and (iv) residential mortgages set forth on Schedule 8 (the "Mortgage Loans") underwritten in accordance with FNMA/FHLMC credit guidelines which will not, in any one case (A) have original principal amounts in excess of $400,000,

(B) have loan to value ratios in excess of 80% unless covered by private mortgage insurance, (C) as to fixed rate loans, have initial terms in excess of 15 years, or (D) be secured by real property located outside the State of New Jersey (the Special Loans and the Mortgage Loans are collectively, the "Loans"). The Loans shall be transferred by the Seller to the Purchaser on a servicing retained basis. The Seller or an affiliate of the Seller (in its capacity as Servicer, the "Servicer") shall continue to service the Loans after the Effective Date pursuant to a servicing agreement (the "Servicing Agreement") in the form of Exhibit A attached hereto. If the Purchaser does not purchase any Account Loan of the type set forth herein then the related Deposit Liabilities will not be transferred to the Purchaser pursuant to this Agreement.

                  (b) The Real Estate and the Other Assets shall be sold and transferred by the Seller and purchased by the Purchaser "as is" and without any representation or warranty whatsoever. All Account Loans and Loans (and any notes, other evidences of indebtedness or security instruments associated therewith) transferred to the Purchaser on the Effective Date shall be transferred "as is" and without recourse and without any warranties or representations whatsoever except as expressly and specifically stated in clauses (i), (ii) and (iii) of the third sentence of subsection 1.03(d) below. The Seller hereby disclaims any representation and warranty in respect of the Account Loans and the Loans regarding (i) the collectability thereof or the creditworthiness of any obligor with respect thereto, or (ii) any insolvency proceeding instituted in respect of any such obligor. The Purchaser hereby confirms that the Account Loans and the Loans shall be purchased based upon the Purchaser's independent credit analysis in respect thereof and a review of such agreements, instruments and documents as the Purchaser deems necessary in order to make its determination regarding such purchase.

                  (c) The purchase price for each Loan shall be an amount equal to the unpaid principal balance of' and accrued and unpaid interest on, such Loan as of the Effective Date adjusted to the market value of the Loans as of the Effective Date. The purchase price for each Account Loan shall be an amount equal to the unpaid principal balance of' and accrued and unpaid interest on, such Account Loan as of the Effective Date. The aggregate purchase price for all Account Loans and Loans as set forth in the final Schedules 7 and 8 referred to in subsection 1.03 (d) below shall be paid by offsetting such aggregate purchase price in the manner set forth in Section 1.04(c) below.

                  (d) Not later than five (5) days prior to the Effective Date, the Seller shall deliver to the Purchaser a final Schedule 7 listing the Account Loans, specifying the name of the depositor and the outstanding principal balance of such Account Loan. Not later than five (5) days prior to the Effective Date, the Seller shall deliver to Purchaser a final Schedule 8 listing the Loans, specifying the borrower, the initial principal amount, the current interest rate, the unpaid principal amount, the loan number, and whether the interest rate is fixed or adjustable. The Seller warrants that (i) all Loans listed in such final schedule will be existing loans, made by Seller or a predecessor in interest of Seller, (ii) unless otherwise specified in such final schedule, the Seller has not delivered or received any written notice of default or any written notice that any borrower is asserting any defenses or counterclaims with respect to such borrower's Loan, and (iii) the information listed in such schedule will be true, complete and correct, including any information necessary to make the information included therein not materially misleading. The Seller will update such information at all times prior to the Effective Date as necessary to keep the schedule from becoming materially misleading as to any Loan or as to all the Loans in the aggregate. The values set forth on the final Schedules 7 and 8 relating to the Account Loans and Loans and delivered by the Seller to the Purchaser pursuant to this subsection 1.03(d) shall be used for purposes of the Closing on the Effective Date. Adjustments to such values in respect of the period of time between the date of the value set forth on such final Schedules 7 or 8, as the case may be, and the Effective Date including, without limitation, the adjustment of the Loans to market value as of the Effective Date shall be made by the Seller and the Purchaser within ten (10) days following the Effective Date. The net balance due to the Seller or the Purchaser as a result of such adjustment and the prorata adjustments pursuant to
Section 1.09 hereof shall be made to the applicable party by wire transfer of immediately available funds on the tenth (10th) day following the Effective Date.

         1.04     Obligations of the Seller on the Effective Date.

                  On the Effective Date, the Seller will:

                  (a) deliver to the Purchaser at the Branch such of the assets purchased as shall be capable of physical delivery including, without limitation, all keys to the Branch;

                  (b)      execute and deliver to the Purchaser:

(i) a bill of sale substantially in the form attached hereto as Exhibit B (the "Bill of Sale");

(ii) a bargain and sale deed without covenant substantially ii' the form attached hereto as Exhibit C (the "Deed");

(iii) a bulk assignment of the Loans substantially in the form attached hereto as Exhibit D-1 (the "Bulk Assignment of Loans"), which shall also be executed by the Purchaser, thereby evidencing its receipt of ownership of the Loans;

                  (c) make available to the Purchaser cash in immediately available funds equal to (x) the sum of (i) the aggregate value of the Deposit Liabilities as of the Effective Date (net of cash on hand at the Branch at the close of business on the Effective Date) plus (ii) the aggregate amount of payments due to be paid in respect of the Operating Agreements to the extent such payments relate to periods prior to the Effective Date less (y) the sum of
(i) the purchase price for the Account Loans and the Loans set forth in the final Schedules 7 and 8 referred to in Section I .03 above, (ii) the aggregate amount of prepaid expenses in respect of the Branch to the extent such prepayments relate to periods after the Effective Date, (iii) the amount of Federal Deposit Insurance Corporation ("FDIC") insurance premiums paid and payable by the Seller in respect of the Deposit Liabilities to the extent such premiums relate to periods including the Effective Date or any period of time thereafter, and (iv) the amount allocable to the Furniture and Fixtures set forth on Schedule 2;

                  (d) subject to the terms of the Servicing Agreement, assign and deliver to the Servicer all documents and records held by the Seller with respect to any Loan being acquired by the Purchaser including, but not limited to (i) the original note endorsed in blank without recourse, (ii) the original recorded mortgage, (iii) the original assignment of mortgage (a copy of which shall be delivered to Purchaser), in blank, in the form of Exhibit D-2 annexed hereto (in each case an "Assignment of Mortgage") suitable for recording but not recorded, (iv) the original title insurance policy, and (v) the original mortgage insurance certificate, if applicable;

                  (e) deliver to the Purchaser (by means of leaving such records at the Branch) such of the following records pertaining to the Deposit Liabilities to be assumed by the Purchaser as exist and are available (in the form existing whether original documentation or microfilm reproduction), except where the Purchaser waives expressly and in writing compliance with any document delivery contemplated hereby:

                           (i)      Signature cards, orders and contracts
between the Seller and Branch depositors relating to the Deposit Liabilities to be assumed by the Purchaser pursuant hereto, and records of similar character;

                           (ii)     Deposit slips and cancelled checks or
withdrawal orders representing charges to depositors;

                           (iii)    Records of accounts;

                           (iv)     The form of rules and regulations applicable
to the Branch and other documents of similar character relating to the Deposit Liabilities to be assumed by the Purchaser hereunder; and, if the Purchaser acquires any Account Loans, all files and records pertaining to such Account Loans. The Purchaser shall, and shall require any successors or assigns or purchasers to whom Purchaser may sell any of the assets or liabilities purchased and assumed pursuant hereunder to, preserve and safely keep, for as long as may be required by applicable law (but in no event less than the applicable statute of limitations for any claim or suit which may be asserted or commenced in respect of the assets and liabilities purchased and assumed hereunder), all of the files, books of account, and records referred to in this subsection 1.04 (e) and the Purchaser will permit the Seller and its representatives to inspect and make extracts from or copies of' any such files, books of account, or records, during regular business hours upon reasonable notice to the Purchaser, and at the expense of the Seller, as shall be reasonably necessary to the Seller or its counsel for purposes of their records.

                  (f) Notwithstanding the foregoing, the Seller shall retain after the Effective Date all books and records relating to the Branch which, in accordance with its normal banking practice, are not kept at the Branch together with copies of documents delivered pursuant to subsection 1.04(e) above.

         1.05     Operating Agreements.

                  (a) On the Effective Date, the Seller shall assign, transfer and deliver to the Purchaser the Operating Agreements, except where the Purchaser waives expressly and in writing compliance with any document delivery contemplated hereby.

                  (b) The Purchaser shall assume and discharge, in the usual course of banking business, the liabilities, duties and obligations of the Seller, from and after the Effective Date, with respect to each of the Operating Agreements, subject to the provisions of such Operating Agreements.

         1.06     Assignment and Assumption Agreement.

                  To evidence (i) the assignment by the Seller of all of its right, title and interest in, to and under the Account Loans and the Operating Agreements and any other agreements, instruments and documents evidencing the Liabilities; and (ii) the assumption by the Purchaser of the Seller's performance and payment obligations in respect of the Liabilities after the Effective Date, the Seller and the Purchaser will execute, on the Effective Date, an assignment and assumption agreement substantially in the form of Exhibit E attached hereto (the "Assignment and Assumption Agreement").

         1.07     Certain Transitional Matters.

                  Following the Effective Date:

                  (a) The Purchaser shall pay in accordance with law all properly drawn and presented checks, drafts and withdrawal orders presented to the Purchaser by mail, over its counters, through any check clearing house or otherwise, by depositors whose Deposit Liabilities are assumed by the Purchaser, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposit Liabilities are assumed by the Purchaser. The Purchaser's obligation to honor checks, withdrawal or draft forms provided by the Seller and carrying its imprint and properly presented to the Purchaser shall expire on the later of (i) the date upon which the Purchaser may, under applicable law, refuse to pay such check, withdrawal or draft; or (ii) the close of business on the 210th business day following the Effective Date.

                  (b) The Seller shall cooperate with the Purchaser and take all reasonable steps requested by the Purchaser to ensure that, with respect to checks or drafts drawn against customer accounts included in Deposit Liabilities assumed by Purchaser, each such item that is coded for presentment to the Seller or to any bank for the account of the Seller is available for delivery to the Purchaser's messenger at such time and place as the parties shall agree. The Seller shall be under no obligation with respect to any such items after their delivery.

                  (c) The Purchaser agrees, at its cost and expense, as soon as reasonably possible after the Effective Date, but in no event more than thirty
(30) days thereafter, to notify depositors of the Purchaser's assumption of their Deposit Liabilities and to furnish each depositor of an assumed Deposit Liability with checks on the forms of the Purchaser, with instructions to utilize the Purchaser's checks and to destroy unused checks of the Seller as of the Effective Date. In addition, the Purchaser agrees to notify the FDIC of the Purchaser's assumption of the Deposit Liabilities in the form and manner specified in Part 307 of the FDIC's regulations (12 C.F.R. Part 307(1989)).

                  (d) The Purchaser agrees to pay to the Seller, not later than the start of the fifth (5th) business day after demand by the Seller, an amount equal to the amount of any uncollected item in respect of a Deposit Liability assumed by Purchaser which is returned after the Effective Date as not collected.

                  (e) If the balance due on any Account Loan purchased pursuant hereto has been reduced by the Seller as a result of a payment of an item received prior to the Effective Date, which item is returned after the Effective Date as uncollected, the asset value represented by the Account Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by the Purchaser to the Seller after the Effective Date no later than five (5) business days after demand therefor by the Seller.

                  (f) If the Seller receives after the Effective Date any payment in respect of principal or interest on an Account Loan that has been purchased by the Purchaser pursuant hereto, the Seller shall promptly (and in any event within five (5) business days after receipt thereof) remit such payment to the Purchaser.

         1.08     Indemnification.

                  (a) The Seller shall indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes and other taxes payable by the Seller pursuant to Section 1.10 hereof and the tax filings referred to in
Section 5.09 hereof all accounts payable and operating expenses (including salaries, rents, and utility charges) which Purchaser may receive, suffer or incur as a result of or in connection with (i) any breach of the Seller's covenants under this Agreement, or of any representation or warranty made by the

Seller or any of its officers under this Agreement or in any certificate delivered by the Seller or any of its officers to the Purchaser hereunder, (ii) operations and transactions relating to the Branch and occurring prior to the Effective Date, and (iii) any actions, suits or proceedings arising out of operations at the Branch prior to the Effective Date. The Purchaser will give the Seller written notice of a threatened or pending claim, action, suit or proceeding within twenty (20) calendar days (except in the case where the Purchaser's first notice is its receipt of (A) an order to show cause in which case such time for giving notice shall be at least one (1) day prior to the return date thereof' or (B) the summons and complaint commencing a legal action in which case such notice shall be given promptly but in any event within ten
(10) days) of its learning about such threatened or pending claim, action, suit or proceeding, together with a statement of facts known to it regarding such threatened or pending claim, action, suit or proceeding. In connection with any such third party claim, the Seller may, at its expense, select counsel reasonably satisfactory to the Purchaser for the purpose of defending any such third party claim. The Seller will be given the Purchaser's full cooperation and assistance in maintaining the defense of such claim. The Seller shall not be liable for any amounts in settlement of a claim, action, suit or proceeding as described above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this subsection 1.08 (a) shall survive the Effective Date.

                  (b) The Purchaser shall indemnify, hold harmless and defend the Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes and other taxes payable by the Purchaser pursuant to Section 1.10 hereof and the tax filings referred to in
Section 5.09 hereof' all accounts payable and operating expenses (including salaries, rents and utility charges) which the Seller may receive, suffer or incur as a result of or in connection with (i) the failure of the Purchaser to duly discharge (in accordance with all applicable leases, agreements, laws, rules or regulations) the duties, liabilities and obligations of the Seller assumed by the Purchaser pursuant to this Agreement, (ii) any breach of the Purchaser's covenants under this Agreement, or of any representation or warranty made by the Purchaser or any of its officers in this Agreement or in any certificate delivered by the Purchaser or any of its officers to the Seller hereunder, (iii) operations and transactions relating to the Branch and occurring on or after the Effective Date and (iv) any actions, suits or proceedings arising out of operations at the Branch on or after the Effective Date. The Seller will give the Purchaser written notice of a threatened or pending claim, action, suit or proceeding within twenty (20) calendar days (except in the case where the Seller's first notice is its receipt of (A) an order to show cause in which case such time for giving notice shall be a least one (1) day prior to the return date thereof' or (B) the summons and complaint commencing a legal action, in which case such notice shall be given promptly but in any event within ten (10) days) of its learning about such threatened or pending claim, action, suit or proceeding, together with a statement of facts known to it regarding such threatened or pending claim, action, suit or proceeding. In connection with any such third party claim, the Purchaser may, at its expense, select counsel reasonably satisfactory to the Seller for the purpose of defending any such third party claim. The Purchaser will be given the Seller's full cooperation and assistance in maintaining the defense of such claim. The Purchaser shall not be liable for any amounts in settlement of a claim, action, suit or proceeding as described above if such settlement is effected without the Purchaser's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Purchaser under this subsection 1.08 (b) shall survive the Effective Date.

         1.09     Prorata Adjustment of Branch Expenses.

                  All rents, real property taxes, utility payments and similar expenses relating to the Branch together with other expenses relating to the Branch including, without limitation, FDIC insurance premiums at the rate paid and payable by the Seller and all charges under Operating Agreements, shall be prorated between the parties as of the close of business of the Branch on the Effective Date.

         1.10     Taxes.

                  (a) All transfer taxes imposed as a result of the sale of the Real Estate shall be payable by the Seller. All sales/use taxes imposed as a result of the sale of the Other Assets shall be payable by the Purchaser. Any other excise taxes on Real Estate and Other Assets that are payable or arise as a result of this Agreement or the consummation of the transactions contemplated by this Agreement shall be shared equally by Purchaser and Seller, whether or not such taxes are imposed, under applicable law, upon Purchaser or Seller.

                  (b) The Purchaser shall prepare and timely file all bulk sales tax returns required in connection with the transactions contemplated hereunder and shall pay all taxes due in connection therewith.

                  (c) Commencing on the Effective Date and at all times thereafter, the Purchaser shall comply with all reporting and withholding requirements under applicable law in respect of interest on Deposit Liabilities and the Seller shall have no further obligation or liability in respect thereof.

         1.11     IRAs and Keogh Plans.

                  Within such period prior to the Effective Date as is required by applicable law, regulation or contractual obligation, the Seller shall, at its cost and expense, resign as trustee or custodian of each IRA and Keogh plan to be acquired by the Purchaser for which plan the Seller serves as trustee or custodian. The Seller shall use its best efforts to cause the Purchaser to be appointed as successor trustee or custodian for each such IRA and Keogh Plan. Any deposit under any IRA or Keogh plan for which the Purchaser is not appointed successor trustee or custodian shall be excluded from the Deposit Liabilities.

         1.12     Notices Regarding Operating Agreements.

                  The Seller shall give all notices and take all other appropriate actions, including actions required by applicable law, in connection with the Seller's assignment of and the Purchaser's assumption of the Liabilities with respect to the Operating Agreements and such notice shall be prepared in consultation with the Purchaser.

         1.13     Consents to Transfer of Operating Agreements.

                  In connection with the transfer and assignment of the Operating Agreements to the Purchaser, the Seller shall, to the extent required by the applicable Operating Agreements, make its best efforts to obtain all consents of third parties necessary to consummate the transactions contemplated hereunder or to prevent a breach or default under any such Operating Agreements. If the Seller is unable to obtain a required consent under any Operating Agreement, the Seller shall cooperate with the Purchaser to obtain for the Purchaser, at the Purchaser's cost, the benefits under such Operating Agreement, including enforcement of any and all rights of the Seller against the other party or parties thereto.

         1.14     Notice to Branch Customers.

                  Subject to the imposition by the OCC or any other regulatory agency of a shorter period of time within which the Closing must take place, at least thirty (30) days prior to the Effective Date, all customers of the Branch shall be notified of the transactions contemplated hereby to the extent applicable to such customers; aided, that no such notice shall be given unless both the Purchaser and the Seller shall consent to the text and timing of such notice prior to its release.

         1.15     ATM Machine.

                  On or prior to the Effective Date, the Seller shall have installed at the Branch an automatic teller machine ("ATM Machine"). The ATM Machine shall operate in a manner sufficient to permit Branch customers to effect banking transactions similar to those effected by other automatic teller machines owned and operated by the Seller, but Seller makes no warranty, and shall have no obligation in respect of' the operation or condition of the ATM Machine after the Effective Date.

                                   ARTICLE II

             REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE SELLER


         The Seller hereby represents, warrants and covenants to the Purchaser as follows:

         2.01     Corporate Organization and Powers.

                  The Seller was duly organized and is validly existing and in good standing under the laws of the United States of America. The Seller has the corporate power and authority to own its properties, to execute, deliver and perform this Agreement and all other instruments and documents it is required to execute hereunder, to effect the transactions contemplated hereby and carry on its business as presently conducted. The Seller is a member of the Federal Reserve System. The Seller's deposits are insured by the FDIC.

         2.02     No Violation.

                  Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict with, or constitute a default under (i) the Articles of Association or Bylaws of the Seller, (ii) any provision of any agreement or any other restriction of any kind to which the Seller is a party or by which the Seller is bound or (iii) any statute, law, decree, rule, regulation or order of any governmental authority once the governmental consents referred to in this Agreement are obtained.

         2.03     Corporate Authority; Governmental Consents.

                  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by the Executive Committee of the Board of Directors of the Seller. No further corporate authorization on the part of the Seller, and no additional corporate consent or approval is necessary to consummate the transactions contemplated hereby. No consent, waiver, approval or other authorization of' or registration, declaration or filing with, any court, governmental agency or commission is required for the valid execution and delivery by the Seller of this Agreement, or for the validity or enforceability of this Agreement against the Seller or for the payment of any amounts by the Seller hereunder, other than those that have been or will be applied for on or prior to the Effective Date.

         2.04     Binding Effect; Enforceability.

                  This Agreement constitutes, and, upon its execution by the Seller, each of the Bill of Sale, the Assignment and Assumption Agreement, the Deed, the Bulk Assignment of Loans and the Assignments of Mortgage will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability maybe limited by judicial discretion, applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, or by principles of equity.

         2.05     Governmental Notices.

                  The Seller has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue any consent or approval required with respect to the transactions contemplated by this Agreement.

         2.06     Finders or Brokers.

                  The Seller has not dealt with any broker, finder or other intermediary in connection with this Agreement or the transactions contemplated hereby.

         2.07     Deposit Liabilities.

                  To the best of the Seller's knowledge (a) the amounts set forth on Schedule 6 are the current balances in the accounts representing the Deposit Liabilities; and (b) the existing signature cards relating to accounts representing Deposit Liabilities reflect the current owners of such accounts.

         2.08     Limitation of Warranties.

                  Except as may be expressly and specifically represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties whatsoever implied or otherwise with regard to any asset being transferred to the Purchaser, or liability or obligation being assumed by the Purchaser.

                                   ARTICLE III

          REPRESENTATIONS.  WARRANTIES AND COVENANTS OF THE PURCHASER

                  The Purchaser hereby represents, warrants and covenants to the Seller as follows:

         3.01     Corporate Organization: Preferred Stock.

                  The Purchaser is a national bank duly organized, validly existing and in good standing under the laws of the United States. The Purchaser has the corporate power and authority to own its properties, to execute, deliver and perform this Agreement and all other instruments and documents it is required to execute hereunder, to effect the transaction contemplated hereby and to carry on its business as presently conducted and as proposed to be conducted at the Branch from and after the Effective Date. The Purchaser is a member of the Federal Reserve System. The Purchaser's deposits are insured by the FDIC. The Preferred Stock has been validly issued, is fully paid and non-assessable and has the rights and preferences set forth in Schedule 4.

         3.02     No Violation.

                  Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict with, or constitute a default under (i) the Charter or the By-laws of the Purchaser, (ii) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound, or (iii) any statute, law, decree, rule regulation or order of any governmental authority once the governmental consents referred to in this Agreement are obtained.

         3.03     Corporate Authority; Governmental Consents.

                  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by the Board of Directors and, in respect of the issuance of the Preferred Stock and to the extent necessary, the Board of Directors and the shareholders of the Issuer. No further corporate authorization on the part of the Purchaser or the Issuer, and no additional corporate consent or approval is necessary to consummate the transactions contemplated hereby. No consent, waiver, approval or other authorization of' or registration, declaration or filing with, any court, governmental agency or commission is required for the valid execution and delivery by the Purchaser of this Agreement, or for the validity or enforceability of this Agreement against the Purchaser or for the payment of any amounts by the Purchaser hereunder, other than those that have been or will be applied for on or prior to the Effective Date.

         3.04     Binding Effect; Enforceability.

                  This Agreement constitutes, and, upon its execution by the Purchaser, the Assignment and Assumption Agreement and the Bulk Assignment of Loans will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by judicial discretion, applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, or by principles of equity.

         3.05     Governmental Notices.

                  The Purchaser has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue any consent or approval required with respect to the transactions contemplated by this Agreement.

         3.06     Finders or Brokers.

                  The Purchaser has not dealt with any broker, finder or other intermediary in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

                  Pending the Effective Date, and except as otherwise consented to by the Purchaser:

         4.01     Continuation of Business; Compliance with Law.

                  The Seller will carry on the business of the Branch in the ordinary course of the business as conducted as of the date hereof except for activities or transactions contemplated by this Agreement and will comply in all respects with laws pertaining to the business and operation of the Branch.

                                    ARTICLE V

         CLOSING OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

         5.01     Time and Place of Closing.

                  The closing of the purchase and assumption contemplated by this Agreement shall take place at 10:00 A.M. on the Effective Date at the offices of the Seller at 10 Exchange Place Centre, Jersey City, New Jersey. Notwithstanding the actual time of closing, the purchase, sale, assignments, assumptions and transfers made at closing shall be effective as of the close of business of the Branch on the Effective Date.

         5.02     Full Access.

                  Prior to the Effective Date, the Seller shall afford to the officers and authorized representatives of the Purchaser during normal business hours and upon reasonable notice, reasonable access to the Branch and to the properties, books and records pertaining to the Branch, and shall permit the Purchaser to make, at the sole cost and expense of the Purchaser, extracts from and copies of such books and records, and the officers of the Seller will furnish the Purchaser with such additional financial and operating data and other information as to its business and properties at the Branch as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the transactions contemplated by this Agreement. Nothing in this Section 5.02 shall be deemed to require the Seller to breach any obligation of confidentiality. The Purchaser shall treat all information so obtained by it as confidential in accordance with Section
10.01 hereof.

         5.03     Requirements of Regulatory Authorities.

                  The Seller shall cooperate with the Purchaser in all reasonable respects in obtaining the regulatory approvals necessary to effect the transactions contemplated by this Agreement and to notify any regulatory authorities of such transactions, to the extent the Seller is required to do so.

         5.04     Application for Approval to Effect Purchase of
                  Assets and Assumption of Liabilities and to Operate Branch.

                  The Purchaser  shall prepare and file,  with the assistance of the Seller, as soon as practicable (but not later than 30 days following the date of this Agreement) all applications required by law or regulation with the appropriate Federal and/or State regulatory authorities for approval to effect the transactions contemplated by this Agreement, and the parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of such transaction. The parties agree to use their good faith efforts to obtain such approval and the Purchaser further agrees to pursue the application in a diligent manner and on a priority basis. The Purchaser agrees that it shall pay the regulatory authority application fees, if any. The Purchaser shall (i) furnish to the Seller a copy of the public portion of each application proposed to be filed by the Purchaser with any Federal or State regulatory authority in connection with this Agreement or the consummation of the transactions contemplated hereby, and a copy of any portion of such application which relates to or contains information obtained from the Seller, (ii) notify the Seller, promptly after it files each application or notice required by law or regulation for the consummation of the transactions contemplated hereby, of the date of such filing and (iii) furnish to the Seller, promptly after receipt thereof by the Purchaser, a copy of each regulatory consent or approval required for the consummation of the transactions contemplated hereby.

         5.05     No Use of Seller's Name; Change of Name at the Branch.

                  From and after the Effective Date, the Purchaser shall not use any name, trademark, trade name, service mark, logo or symbol of the Seller and, to the extent not previously effected by the Seller, the Purchaser shall promptly change all signs and other identifying names, logos and marks on all facilities relating to the Branch to reflect its transfer to the Purchaser and shall discontinue the use of documents and instruments (including checks) bearing the name of the Seller. It is understood and agreed that the Seller is not transferring to the Purchaser any right, title or interest in or to, or any right or license to use, any name, trademark, trade name, service mark, logo or symbol of the Seller.

         5.06     Further Assurances; Payment of Title and Real Estate Transfer
                  Costs.

                  Each party hereby agrees to execute and deliver such instruments and take such other actions as the other party may reasonably request in order to carry out the transactions contemplated by this Agreement. The Purchaser shall be responsible for the cost of examining title to and surveys of the Real Estate transferred to the Purchaser pursuant hereto and of recording any real estate documents delivered by the Seller pursuant hereto, and any other costs or expenses related to any of the foregoing.

         5.07     Right to Intervene.

                  In the event that any litigation is instituted against the Purchaser under or in connection with this Agreement, the Seller shall have the right at its sole and absolute discretion to intervene in such litigation and the Purchaser does hereby consent to such intervention.

         5.08     Retained Assets.

                  The Seller shall remove from the Branch within ten (10) days after the Effective Date, all of the assets of the Seller not sold by it to the Purchaser pursuant hereto, and the Purchaser shall allow the Seller reasonable access to the Branch to allow such assets to be removed.

         5.09     Tax Allocation.

         For federal income tax purposes, Purchaser and Seller shall report the transactions contemplated by this Agreement in a manner consistent with the Internal Revenue Code of 1986, as amended or superseded. The Purchaser and the Seller each shall prepare and timely file all Internal Revenue Service forms and all requisite state and local forms required to be filed by either or both of them with respect to the purchase and assumption under this Agreement.

         5.10     [Intentionally Omitted].

                                   ARTICLE VI

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                  Each and every obligation of the Purchaser under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, not later than the Effective Date, of the following conditions:

         6.01     Representations and Warranties True; Obligations Performed.

                  (a) The representations and warranties made by the Seller in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser.

                  (b) The Seller shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it on or before the Effective Date.

                  (c) The Seller shall have delivered to the Purchaser a certificate of a Senior Vice President, dated the Effective Date, certifying to the fulfillment of all of the foregoing conditions, which certificate shall be substantially in the form of Exhibit F- 1 annexed hereto.

                  (d) On the Effective Date, the heating, plumbing, air conditioning and electrical systems at the Branch will be in as good operating condition as they were on the date of this Agreement, reasonable wear and tear excepted. The Purchaser has the right to inspect such systems within 30 days prior to the Effective Date to determine their condition; provided, that, Seller shall bear no responsibility for any repairs deemed necessary by the Purchaser as a result of such inspection.

                  (e) The Purchaser shall have received from the appropriate regulatory authorities unconditional approval (i) of this transaction and (ii) to operate the Branch. For purposes of this subparagraph, "unconditional approval" shall mean an approval which does not require divestiture or cessation of any current operation or business of Purchaser or impose any other condition or requirement which divestiture, condition or requirement the Purchaser, in its reasonable judgment, considers to be materially burdensome.

         6.02     Transfer Documents; Payment of Net Consideration.

                  The Seller shall have executed and delivered to the Purchaser the Bill of Sale, the Assignment and Assumption Agreement, the Deed, the Bulk Assignment of Loans and the Assignments of Mortgage and shall have made available to the Purchaser the Repairs Cash together with cash in immediately available funds in the amount determined pursuant to Section 1.04(c) hereof.

         6.03     Evidence of Corporate Action; Status Certificate.

                  The Purchaser  shall have received  copies of all  resolutions
adopted  by  the  executive   committee  of  the  Seller's  board  of  directors
authorizing this Agreement and the transactions contemplated hereby, duly certified by the Seller's Secretary as of the Effective Date together with a status certificate relating to the Seller issued by the OCC and dated within 7 days prior to the Effective Date.

         6.04     Opinion of Seller's Counsel.

                  The Seller shall have delivered to the Purchaser the opinion of Seller's counsel (which may be in-house counsel) in the form of Exhibit F-2 annexed hereto.

                                   ARTICLE VII

                     CONDITIONS TO THE SELLER'S OBLIGATIONS

                  Each and every obligation of the Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, not later than the Effective Date, of the following conditions:

         7.01     Representations and Warranties True; Obligations Performed.

                  (a) The representations and warranties made by the Purchaser in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Seller.

                  (b) The Purchaser shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it on or before the Effective Date.

                  (c) The Purchaser shall have delivered to the Seller a certificate of its President or a Senior Vice President, dated the Effective Date, certifying to the fulfillment of both of the foregoing conditions, which certificate shall be substantially in the form of Exhibit G-l annexed hereto.

         7.02     Assignment and Assumption Agreement; Bulk Assignment of Loans.

                  The Purchaser shall have executed and delivered to the Seller the Assignment and Assumption Agreement and the Bulk Assignment of Loans.

         7.03     Evidence of Corporate Action: Status Certificate.

                  The Seller shall have received copies of all resolutions adopted by the Purchaser's board of directors in connection with this Agreement and the Issuer's board of directors and, if applicable, shareholders in connection with the issuance of the Preferred Stock, each duly certified by the applicable entity's Secretary as of the Effective Date together with a status certificate relating to the Purchaser issued by the OCC, and a good standing certificate issued by the New Jersey Secretary of State relating to the Issuer, each dated within 7 days prior to the Effective Date.

         7.04     Opinion of Purchaser's Counsel.

                  The Purchaser shall have delivered to the Seller the opinion of Purchaser's counsel in the form of Exhibit G-2 annexed hereto.

                                  ARTICLE VIII

               CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS

                  Each and every obligation of the parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

         8.01     Approval of Governmental Authorities.

                  All required licenses, approvals, orders, notices and consents of any relevant state or federal regulatory authorities shall have been obtained and all necessary conditions, including the consent of the State of New Jersey Division of Taxation in respect of the Purchaser's bulk sales tax filing made pursuant to Section 1.l0 hereof and all other legally required waiting or protest periods, relating to such licenses, approvals, orders, notices, and consents shall have been fully satisfied.

         8.02     Absence of Litigation.

                  On the Effective Date, no action, suit or proceeding shall be pending or threatened (i) against the Seller or the Purchaser which, if adversely determined, would materially and adversely affect the business of the Branch or (ii) against either party which, if adversely determined, would materially and adversely affect this transaction.

                                   ARTICLE IX

                                   TERMINATION

         9.01     Methods of Termination.  This Agreement may be terminated:

                  (a) At any time prior to the Effective Date by the mutual agreement of the Purchaser and the Seller; or

                  (b) On or prior to the Effective Date (i) by the Purchaser if any of the conditions provided for in Article VI of this Agreement shall not have been satisfied or waived in writing by the Purchaser or (ii) by the Seller if any of the conditions provided for in Article VII of this Agreement shall not have been satisfied or waived in writing by the Seller or (iii) by either party if any of the conditions provided for in Article VIII shall not have been satisfied or waived in writing by both parties.

                  In the event of termination of the Agreement by either party pursuant to this Section 9.01, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate.

         9.02     Automatic Termination.

                  Unless otherwise agreed by the Purchaser and the Seller, if the purchase, sale and assumption contemplated hereby is not consummated on or prior to March 29, 1996, this Agreement shall terminate, and the purchase, sale, and assumption contemplated hereby shall be abandoned, automatically and without action on the part of either party, on such date.

         9.03     Procedure Upon Termination; Effect of Termination.

                  (a) If this  Agreement  is  terminated  as provided in Section
9.01 or 9.02 hereof' each party will redeliver all documents, work papers and other materials of the other party relating to this transaction, whether obtained before or after the execution hereof' to the party which furnished the same.

                  (b) No termination of this Agreement under this Article IX shall release either party hereto from any liability to, or obligation to indemnify, the other party hereto arising out of' in connection with, or otherwise relating to, directly or indirectly, such party's breach or default of such party's covenants, agreements, duties or obligations hereunder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.01    Confidentiality.

                  Until the Effective Date, and if for any reason the sale contemplated hereby is not effected, then at all times thereafter, each of the parties will, and will cause its respective agents and representatives to, keep confidential, and will not use for any purpose except presentment to its Board of Directors, any and all information ("Information") furnished to it by the other party heretofore or in the course of negotiations. In the event that a closing under this Agreement does not take place, each of the parties will, upon the written request of the other party return to such requesting party, or destroy (and, if requested, certify destruction of), all information in whatever form, including computer memory, and any documents, instruments, work papers and other materials (and all copies thereof) containing Information submitted by such requesting party or any of its agents or representatives to the other party or any of its agents or representatives, except Information which has been made part of the minutes of its Board of Directors or committees thereof.

                  However, nothing herein shall preclude either party from disclosing any Information: (i) that is in the public domain at the time of such party's receipt thereof other than as a result of such party's dissemination thereof in violation of the terms hereof and which is free of any obligations of confidentiality; (ii) that such party has acquired otherwise than from the other party, its agents or representatives and which is received free of any obligations of confidentiality; (iii) in connection with seeking required regulatory approvals; or (iv) if required by law; provided, however, that in the event that either party or their respective agents or representatives become legally compelled (by any regulatory authority, deposition, interrogatory, request for documents, subpoena, civil investigation demand, or similar process or legal requirement) to disclose any of the Information, such party will provide the other party with prior written notice of such requirement so that the other party may seek a protection order or other appropriate remedy and/or waive compliance with the provisions hereof. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the provisions hereof' such party will furnish only that portion of the Information that such party is advised by counsel is legally required and such party will exercise its best efforts to obtain a reliable assurance that confidential treatment will be afforded such Information.

         10.02    Hiring of Employees.

                  (a) The Purchaser shall offer employment to all employees of the Seller in good standing at the Branch other than those identified as excluded employees in Schedule 9 attached hereto (the "Excluded Employees"), if any, on substantially the same terms and conditions of their current employment including eligibility and coverage under employee benefit plans. The Seller will not change the position and/or compensation of any Branch employee who is not an Excluded Employee prior to the Effective Date, other than ordinary scheduled salary increases. Employment by the Purchaser of the employees hired by the Purchaser (in each case, an "Acquired Employee") will commence upon the close of business at the Branch on the Effective Date. Termination by the Seller of the Acquired Employees will be effective at the close of business at the Branch on the Effective Date. The Purchaser will not discharge any of the Acquired Employees for three (3) months after the Effective Date, except for cause.

                  (b) All accruals under the Seller's retirement plan and contributions under the Seller's savings plan in respect of Acquired Employees shall cease as of the close of business on the Effective Date for obligations which had accrued prior to the Effective Date. On the Effective Date, the Seller shall discontinue participation of the Acquired Employees in such plans. The Purchaser shall cause its tax-qualified employee benefit plans to be amended to provide that, in the case of an Acquired Employee, service for all periods of employment with the Seller (or any affiliate thereof or with other entities as provided under such plan) shall be credited for purposes of determining eligibility to participate and vesting and benefit entitlement (but not for purposes of benefit accruals) for purposes of such plans. The Purchaser and Seller agree to cause the transfer of assets and liabilities attributable to the Acquired Employees under the Seller's savings plan to the Purchaser's savings plan, as soon as practicable following the Effective Date.

                  (c) The Acquired Employees shall cease to be participants in all of the Seller's other benefit plans as of the Effective Date except as otherwise provided in this Section 10.2(c). On the Effective Date, the Seller shall discontinue such participation. Except as may be required by applicable law, from and after the Effective Date, the Seller (a) shall have no responsibility to, and shall not, provide any benefits or coverage to Acquired Employees, or their dependents, under any Seller's benefit plan and (b) shall have no responsibility for, and shall not process, any claims filed under the Seller's benefit plan by the Acquired Employees, or their dependents, with respect to matters or events occurring after the Effective Date. The Seller shall be responsible for all, and the Purchaser shall have no obligation or liability for any, claims filed by Acquired Employees under the Seller's benefit plans with respect to events occurring prior to the Effective Date. The Acquired Employees shall become participants in the Purchaser's benefit plans on the Effective Date and the Purchaser shall make all amendments necessary to provide for such participants. Except as may be required by applicable law, the Purchaser shall (a) waive any eligibility requirements based on length of service for coverage under the Purchaser's benefit plans, and (b) waive or eliminate any pre-existing condition provision or limitation in any of the Purchaser's medical or major medical plan covering the Acquired Employees.

                  (d) If an Acquired Employee's employment with the Purchaser is involuntarily terminated after the Effective Date other than for cause, the Purchaser shall pay such individual an amount of severance pay equal to severance pay such Acquired Employee would have received under the severance pay policies, plans or arrangements maintained by the Seller for all of its employees as if the Acquired Employee had been involuntarily terminated immediately prior to the Effective Date.

                  (e) The Purchaser shall credit each Acquired Employee with the period of employment with the Seller for purposes of determining the annual vacation leave of such Acquired Employee after the Effective Date. The Purchaser shall give each Acquired Employee credit for the employee's accrued vacation as of the Effective Date and shall permit the Acquired Employee to take any vacation as scheduled with the Seller, except that the Purchaser may reschedule any such vacation if necessary for the convenience of the Purchaser's business.

                  (f) Notwithstanding anything in this Agreement to the contrary
(a) the Seller and the Purchaser shall retain the right to amend in any respect or to terminate in whole or in part any of their benefit plans in accordance with the provisions of such plans and applicable law; provided, however, that such amendments shall not deprive the Acquired Employees of the benefits afforded under the provisions of Sections 10.02 (b) and (c) hereof' (b) nothing contained in this Agreement shall obligate or commit the Seller or the Purchaser to continue any benefit plan with respect to services performed after the Effective Date or to maintain in effect any such plan, or any similar plan or any level or type of benefits, (c) the representations, warranties and undertakings contained in this Agreement shall be binding solely on the parties to this Agreement, and no other persons shall have any third party beneficiary or other right hereunder, (d) in the event that the Closing does not take place or this Agreement is terminated or rescinded, the rights and benefits of the Acquired Employees under all benefit plans of the Seller shall not be affected in any degree by this Agreement, and the nonforfeitable interest of the Acquired Employees in benefits under the Seller's retirement plan and the Seller's savings plan shall be governed by such plans.

                  (g) For a period of twenty-four (24) months following the Effective Date, the Purchaser shall not, and shall use its best efforts to cause its affiliates not to, directly solicit or seek to employ any Excluded Employee; aided, however, that nothing herein contained shall prohibit the Purchaser or any of its affiliates from advertising generally any employment opportunities or from hiring any persons who respond to such general advertising or who otherwise seek employment without inducement from the Purchaser or its affiliates.

         10.03    Amendment and Modification; Entire Agreement.

                  This Agreement may be amended or modified only by a written instrument signed by all the parties hereto. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein including, without limitation, the letter of intent dated December 10, 1993 between the Purchaser and the Seller.

         10.04    Successors and Assigns.

                  This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of' the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party hereto.

         10.05    Counterparts.

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.06    Headings.

                  The headings of the Sections and Articles of this Agreement arc inserted for convenience only and shall not constitute a part hereof.

         10.07    Waiver.

Any condition to a party's obligations hereunder may be waived by such party, but such waiver shall be effective only if in writing and signed by an authorized officer of such party. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof or any subsequent breach or default (whether or not similar) nor shall any such waiver constitute a continuing waiver.

         10.08    Payment of Expenses.

                  Each party hereto shall pay its own expenses and costs in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as stated otherwise herein. Notwithstanding the foregoing, any expenses, fees, and costs necessary for any approvals of the appropriate Federal and/or State regulatory authorities or for any notice to depositors or other customers of the Branch of the assumption by the Purchaser of the Deposit Liabilities and other duties, liabilities and obligations of the Seller provided for in this Agreement (other than approvals or notices required by applicable laws, regulations or regulatory authorities to be obtained or given by the Seller) shall be paid by the Purchaser.

         10.09    CHOICE OF LAW; JURISDICTION; CONSENT TO ARBITRATION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO
AGREEMENTS ENTERED INTO THEREIN WITHOUT REGARD TO THE CONFLICTS OF
LAW PROVISIONS THEREOF.

                  (b) (i) SUBJECT TO THE PROVISIONS OF SUBSECTION 10.09(b)(ii) BELOW, EITHER PARTY HERETO MAY SEEK TO ENFORCE ANY RIGHT HEREUNDER OR SEEK DAMAGES AGAINST THE OTHER PARTY BY REASON OF ANY BREACH OF THIS AGREEMENT OR ANY MATTER OR THING RELATING THERETO BY COMMENCING A CIVIL ACTION AT LAW OR IN EQUITY. IN THE EVENT OF SUCH LITIGATION OR SUCH ACTION THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY CONSENT TO PERSONAL JURISDICTION OF ANY COURT OF THE STATE OF NEW JERSEY.

                  (ii) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SUBSECTION 10.09(b)(i) ABOVE, THE PARTIES MAY, SOLELY UPON JOINT WRITTEN CONSENT, AGREE TO SUBMIT ANY CLAIM HEREUNDER TO, AND THEREBY COMMENCE, BINDING ARBITRATION BEFORE A THREE ARBITRATOR PANEL PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). EACH PARTY HERETO SHALL SELECT ONE ARBITRATOR. THE THIRD ARBITRATOR SHALL BE SELECTED BY THE JOINT AGREEMENT OF SELLER AND PURCHASER. IF THE SELLER AND PURCHASER HAVE NOT SELECTED A THIRD ARBITRATOR WHO IS MUTUALLY ACCEPTABLE WITHIN TEN (10) DAYS AFTER THE DATE OF SUCH JOINT WRITTEN CONSENT, THE THIRD ARBITRATOR SHALL BE SELECTED BY THE AAA. UPON CONFIRMATION AND ENTRY OF JUDGMENT, ANY AWARD RENDERED BY THE ARBITRATORS SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES HERETO; PROVIDED, HOWEVER, THAT ANY SUCH AWARD SHALL BE ACCOMPANIED BY A WRITTEN OPINION OF THE ARBITRATORS GIVING THE SPECIFIC FACTUAL AND LEGAL REASONS FOR THE AWARD. THIS PROVISION FOR ARBITRATION SHALL BE SPECIFICALLY ENFORCEABLE BY THE PARTIES AND THE DECISION OF THE ARBITRATORS IN ACCORDANCE HEREWITH SHALL BE FINAL AND BINDING AND THERE SHALL BE NO RIGHT OF APPEAL THEREFROM. EACH PARTY SHALL PAY ITS OWN EXPENSES OF ARBITRATION AND THE EXPENSES OF THE ARBITRATORS SHALL BE EQUALLY SHARED; PROVIDED, HOWEVER, THAT IF IN THE OPINION OF THE ARBITRATORS ANY CLAIM FOR INDEMNIFICATION OR ANY DEFENSE OR OBJECTION THERETO WAS UNREASONABLE, THE ARBITRATORS MAY ASSESS, AS PART OF THEIR AWARD, ALL OR ANY PART OF THE ARBITRATION EXPENSES OF THE OTHER PARTY (INCLUDING REASONABLE ATTORNEYS' FEES) AND OF THE ARBITRATOR AGAINST THE PARTY RAISING SUCH UNREASONABLE CLAIM, DEFENSE OR OBJECTION. SHOULD THE PARTIES FAIL TO CONSENT TO ARBITRATION, THE PROVISIONS OF 10.09(b)(i) ABOVE SHALL GOVERN.

         10.10    Addresses for Notice etc.

                  All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telecopies and telegraphic communications) and mailed (by registered or certified mail, return receipt requested), telecommunicated, telegraphed or delivered to the applicable party at its address indicated below:

                  If to the Seller:

                  Mr.  Lawrence Nicholls
                  Senior Vice President
                  NatWest Bank N.A.
                  10 Exchange Place
                  Jersey City, New Jersey 07302

                  With a copy to:
                  Kenneth L.  Spangler, Esq.
                  Senior Vice President - Law
                  National Westminster Bancorp Inc.
                  10 Exchange Place
                  Jersey City, New Jersey 07302

                  if to the Purchaser:
                  Louis E.  Prezeau
                  President and Chief Executive Officer
                  City National Bank of New Jersey
                  900 Broad Street
                  Newark, New Jersey 07102

                  with a copy to:

                  Lee Albanese, Esq.
                  Robinson, St.  John & Wayne
                  2 Penn Plaza East
                  Newark, New Jersey 07108

         or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notice, request, demand or other communication given pursuant to the provisions of this Agreement shall be deemed to have a delivered by hand, on the date actually delivered, if sent by mail, three days after being deposited in the mail, postage prepaid, and, if telecommunicated or telegraphed, when sent.

         10.11    No Third Party Beneficiaries.

                  Each party hereto intends that this Agreement shall not benefit or create any right or action in or on behalf of any person or entity other than the parties hereto.

         10.12    Public Announcements.

                  All releases and statements to the press and/or media concerning this Agreement ant transaction and the financial terms contemplated hereby, shall be subject to the prior written the Seller and the Purchaser, except as may be required by applicable law, rule or regulation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                                     NATWEST BANK N.A.



                                            By:________________________________
                                               Name:
                                               Title:


                                               CITY NATIONAL BANK OF NEW JERSEY


                                            By:________________________________
                                               Title: